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Exhibit 21

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation/Organization
ITG Inc.	Delaware
ITG Capital, Inc.	Delaware
ITG Software, Inc.	Delaware
AlterNet Securities, Inc.	Delaware
ITG Ventures, Inc.	Delaware
ITG Software Solutions, Inc.	Delaware
ITG Global Trading Incorporated	Delaware
Hoenig & Co., Inc.	Delaware
Hoenig Group Inc.	Delaware
Investment Technology Group International Limited	Ireland
ITG Investment Technology Group (Israel) Ltd.	Israel
ITG Australia Holdings PTY Ltd.	Australia
ITG Pacific Holdings PTY Limited	Australia
ITG Australia Ltd.	Australia
ITG Canada Corp.	Nova Scotia
KTG Technologies Corp.	Nova Scotia
ITG Ventures Ltd.	Ireland
Investment Technology Group Limited	Ireland
Investment Technology Group Europe Limited	Ireland
Hoenig & Company Limited	United Kingdom
Rye Brook Nominees Limited	United Kingdom
ITG Asia Holdings Ltd.	Bermuda
ITG Hong Kong Ltd.	Hong Kong
ITG Securities (Asia) Ltd.	Hong Kong
Hoenig (Far East) Limited	Hong Kong

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SUBSIDIARIES OF THE COMPANY